                                                                    EXHIBIT 99.4

             AMERICAN RESIDENTIAL SERVICES, INC. AND SUBSIDIARIES

                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                     (In Thousands, Except Per Share Data)
                                  (Unaudited)


                                                ARS AND       T.A.       SUBSEQUENT
                                             SUBSIDIARIES     BEACH     ACQUISITIONS   ADJUSTMENTS   AS ADJUSTED
                                             ------------    -------    ------------   -----------   -----------
REVENUES                                       $370,380      $15,420       $38,567         --          $424,367
COST OF SERVICES                                278,345       13,961        27,738         --           320,044
                                               --------      -------       -------      -------        --------

       Gross profit                              92,035        1,459        10,829         --           104,323

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES                        73,091        1,410         7,130         (475) (a)     81,156
                                                                                                 (b)
SPECIAL CHARGE AND OTHER COSTS                    1,270         --            --           --    (c)      1,270
                                               --------      -------       -------      -------        --------

 INCOME FROM OPERATIONS                          17,674           49         3,699          475          21,897
OTHER INCOME (EXPENSE):
       Interest expense                          (9,443)         (45)          (99)      (1,078) (d)    (10,665)
       Interest income                              201         --               4         --               205
       Other, net                                   714           24             6         --               744
                                               --------      -------       -------      -------        --------

INCOME BEFORE INCOME  TAXES                       9,146           28         3,610         (603)         12,181

PROVISION FOR INCOME  TAXES                       4,768            1          --            880  (e)      5,649
                                               --------      -------       -------      -------        --------

NET INCOME  BEFORE
   EXTRAORDINARY ITEM                          $  4,378           27         3,610       (1,483)          6,532
                                               --------      -------       -------      -------        --------

EXTRAORDINARY ITEM -- LOSS ON REFINANCING
   OF REVOLVING CREDIT FACILITY, NET OF
   INCOME TAX BENEFIT                              (300)        --            --           --              (300)
                                               --------      -------       -------      -------        --------

NET INCOME                                        4,078           27         3,610       (1,483)          6,232
                                               ========      =======       =======      =======        ========

BASIC WEIGHTED AVERAGE SHARES
   OUTSTANDING                                   15,635                                     255  (f)     15,890
                                               ========                                 =======        ========

BASIC EARNINGS PER SHARE -- BEFORE
   EXTRAORDINARY ITEM                              0.28                                                    0.41

EXTRAORDINARY ITEM                                (0.02)                                                  (0.02)
                                               --------                                                --------
BASIC EARNINGS PER SHARE                           0.26                                                    0.39

DILUTED WEIGHTED AVERAGE
   SHARES OUTSTANDING                            15,683                                     284  (f)     15,967
                                               --------                                 -------        --------

DILUTED EARNINGS PER SHARE -- BEFORE
   EXTRAORDINARY ITEM                              0.28                                                    0.41

EXTRAORDINARY ITEM                                (0.02)                                                   (.02)
                                               --------                                                --------

DILUTED EARNINGS SHARE                             0.26                                                    0.39
                                               ========                                                ========
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 See accompanying notes to unaudited pro forma combined financial statements.